UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2010

WESTERN SIZZLIN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13650	86-0723400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Albemarle Ave SE, Roanoke, Virginia		24013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 345-3195

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On March 22, 2010, Western Sizzlin Corporation (the “Company”) held a special meeting of its stockholders.  At the special meeting, holders of approximately 78% of the Company’s outstanding common stock voted to approve a proposal to adopt the Agreement and Plan of Merger, dated as of October 22, 2009, among The Steak n Shake Company (“Steak n Shake”), a wholly-owned subsidiary of Steak n Shake and the Company, which provides for a merger in which the Company will become a wholly-owned subsidiary of Steak n Shake (the “Merger Proposal”).  Of the shares voted, approximately 99% voted in favor of the Merger Proposal.  Approval of the Merger Proposal required the affirmative vote of at least a majority of the Company’s outstanding shares of common stock.  The votes cast on the Merger Proposal at the special meeting were: 2,230,330 shares voted in favor; 4,296 shares voted against; and 1,427 votes abstained.

Under the terms of the agreement and plan of merger, upon the completion of the merger, each share of the Company’s common stock (other than shares held by the Company’s stockholders who perfect and do not withdraw their appraisal rights under Delaware law) will be cancelled and converted into the right to receive a pro rata portion of a new issue of 14% redeemable subordinated debentures due 2015 to be issued by Steak n Shake (the “debentures”) in the aggregate principal amount of $22,959,000 (approximately $8.07 principal amount of debentures per Western share), with cash to be paid in lieu of fractional debenture interests.

The Company’s common stock is expected to be delisted from the NASDAQ Capital Market in connection with the proposed transaction, effective March 29, 2010, and the merger is expected to be completed on March 30, 2010.  The merger is subject to the satisfaction or waiver of certain other customary closing conditions.

Forward-Looking Statements:

Information set forth in this communication contains forward-looking statements, which involve a number of risks and uncertainties. All statements included in this communication, other than statements of historical fact, that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent the Company’s reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause actual outcomes and/or the Company’s financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “believe,” “expect,” “will,” “anticipate,” “should,” “plans” and other words of similar meaning. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectations. Risks and uncertainties include, among others: the risk that the conditions to merger set forth in the agreement and plan of merger will not be satisfied and the transaction will not be consummated; uncertainties as to the timing of the merger; changes in the Company’s business during the period between now and the effective time of the merger that could cause a condition to closing not to be satisfied; as well as other factors detailed in the Company’s and Steak n Shake’s filings with the SEC, including the definitive proxy statement/prospectus, the prospectus supplement thereto and subsequent SEC filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

March 24, 2010

WESTERN SIZZLIN CORPORATION

	By:	/s/ Robyn B. Mabe
		Name:	Robyn B. Mabe
		Title:	Vice President and Chief Financial Officer